As filed with the Securities and Exchange Commission on June 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEADRILL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-1834031
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4425 Westway Park Blvd., Suite 170 Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Seadrill Limited 2022 Management Incentive Plan

(Full title of the plan)

Todd Strickler

Seadrill Americas Inc.

4425 Westway Park Blvd., Suite 170

Houston, Texas 77041

(Name and address of agent for service)

(713) 329-1150

(Telephone number, including area code, of agent for service)

Copies to:

Clinton W. Rancher

Lakshmi Ramanathan

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Seadrill Limited (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,400,000 common shares, par value $0.01 per share (“Common Shares”), of the Company issuable in respect of awards granted under the Amended and Restated Seadrill Limited 2022 Management Incentive Plan (as amended from time to time, the “Plan”), which include Common Shares that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover such indeterminate number of additional Common Shares as may become issuable under the Plan as a result of share splits, share dividends or similar transactions pursuant to the adjustment or antidilution provisions thereof.

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 26, 2024 (Registration No. 333-276710) relating to the Plan are incorporated by reference into this Registration Statement, except for those items being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to federal securities laws and regulations, the following documents filed with the Commission by the Company are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)	the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 26, 2026 (the “2025 Form 10-K”);

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 11, 2026;

(c)	the Company’s Current Reports on Form 8-K, filed with the Commission on March 18, 2026 and June 5, 2026;

(d)

the information included in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2026 Annual General Meeting of Shareholders, filed with the Commission on April 20, 2026, to the extent incorporated by reference into Part III of the 2025 Form 10-K; and

(e)

the description of the Common Shares contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2024, filed with the Commission on February 27, 2025, and any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to federal securities laws and regulations, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing by the Company of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description

4.1	Certificate of Incorporation of Seadrill 2021 Limited delivered October 21, 2021 (incorporated by reference to Exhibit 1.1 to Seadrill Limited’s Annual Report on Form 20-F filed with the Commission on April 29, 2022).

4.2	Memorandum of Association of Seadrill 2021 Limited (incorporated by reference to Exhibit 1.2 to Seadrill Limited’s Annual Report on Form 20-F filed with the Commission on April 29, 2022).

4.3	Certificate of Deposit of Memorandum of Increase of Share Capital of Seadrill Limited (incorporated by reference to Exhibit 1.3 to Seadrill Limited’s Annual Report on Form 20-F filed with the Commission on April 29, 2022).

4.4	Certificate of Change of Name from Seadrill 2021 Limited to Seadrill Limited delivered February 22, 2022 (incorporated by reference to Exhibit 1.5 to Seadrill Limited’s Annual Report on Form 20-F filed with the Commission on April 29, 2022).

4.5	Bye-Laws of Seadrill Limited (incorporated by reference to Exhibit 1.4 to Seadrill Limited’s Annual Report on Form 20-F filed with the Commission on April 29, 2022).

4.6	Amended and Restated Seadrill Limited 2022 Management Incentive Plan (incorporated by reference to Exhibit 99.2 to Seadrill Limited’s Report on 6-K furnished to the Commission on November 20, 2023).

4.7	Amendment No. 1 to the Amended and Restated Seadrill Limited 2022 Management Incentive Plan (incorporated by reference to Exhibit 10.1 to Seadrill Limited’s Current Report on Form 8-K filed with the Commission on June 5, 2026).

5.1*	Opinion of Conyers Dill & Pearman Limited as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP (United States), independent registered public accounting firm (Seadrill Limited).

23.2*	Consent of PricewaterhouseCoopers LLP (Watford, United Kingdom), independent registered public accounting firm (Seadrill Limited).

23.3*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 5, 2026.

SEADRILL LIMITED

By:	/s/ Samir Ali
Name:	Samir Ali
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Samir Ali, Grant Creed and Todd Strickler, and each of them, each with full power to act without the other, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Samir Ali	President and Chief Executive Officer (Principal Executive Officer)	June 5, 2026
Samir Ali

/s/ Grant Creed Grant Creed	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 5, 2026

/s/ Julie Johnson Robertson	Chairman of the Board	June 5, 2026
Julie Johnson Robertson

/s/ Mark A. McCollum	Director	June 5, 2026
Mark A. McCollum

/s/ Jean Cahuzac	Director	June 5, 2026
Jean Cahuzac

/s/ Jan B. Kjærvik	Director	June 5, 2026
Jan B. Kjærvik

/s/ Andrew Schultz	Director	June 5, 2026
Andrew Schultz

/s/ Paul Smith	Director	June 5, 2026
Paul Smith

/s/ Ana Zambelli	Director	June 5, 2026
Ana Zambelli

/s/ Harry Quarls	Director	June 5, 2026
Harry Quarls

/s/ Jonathan Swinney	Director	June 5, 2026
Jonathan Swinney

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, a duly authorized representative of Seadrill Limited in the United States, has signed this registration statement in the City of Houston, State of Texas, on June 5, 2026.

SEADRILL AMERICAS INC.

By:	/s/ Todd Strickler
Name:	Todd Strickler
Title:	Senior Vice President and General Counsel